UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 10, 2012 (May 10, 2012)

Date of Report (Date of earliest event reported)

TYLER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10485	75-2303920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5949 Sherry Lane, Suite 1400

Dallas, Texas 75225

(Address of principal executive offices)

(972) 713-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 10, 2012, Tyler Technologies, Inc. held its annual meeting of stockholders. The results of the matters voted on at the meeting were as follows:

With respect to the election of directors, shares were voted as follows:

	Number of	Number of Votes		Broker
Nominee	Votes For	Withheld	Abstentions	Non-Votes
Donald R. Brattain	24,904,108	867,058	0	3,195,631
J. Luther King, Jr.	25,550,923	220,243	0	3,195,631
John S. Marr, Jr.	25,104,210	666,956	0	3,195,631
G. Stuart Reeves	24,650,138	1,121,028	0	3,195,631
Michael D. Richards	24,904,696	866,470	0	3,195,631
Dustin R. Womble	23,453,852	2,317,314	0	3,195,631
John M. Yeaman	24,643,682	1,127,484	0	3,195,631

With respect to the proposal to amend and restate the Tyler Technologies, Inc. 2004 Employee Stock Purchase Plan:

			Broker
Votes For	Votes Withheld	Abstentions	Non-Votes
25,398,754	357,409	15,003	3,195,631

With respect to the ratification of Ernst & Young LLP as our independent auditors for fiscal year 2012, votes were as follows:

			Broker
Votes For	Votes Withheld	Abstentions	Non-Votes
27,896,030	312,198	758,569	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.

Date: May 10, 2012	By:	/s/ Brian K. Miller
Brian K. Miller
Executive Vice President and Chief Financial Officer (principal financial officer)